EXHIBIT 99.1

JOINT FILING AGREEMENT

     THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 26th day of April 2005, by and among Administradora Corporativa y Mercantil S.A. de C.V., Miguel Rincón Arredondo, Dr. José A. Rincón Arredondo, Jesús Rincón Arredondo, Wilfrido Rincón Arredondo, Ignacio Rincón Arredondo, Martín Rincón Arredondo, Mayela Rincón Arredondo de Velasco and Banco Invex, S.A., Institucion De Banca Multiple, Invex Grupo Financiero, Fiduciario, as Trustee of Trust No. 456.

     Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Corporación Durango, S.A. de C.V., a sociedad anonima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Administradora Corporativa y Mercantil, S.A. de C.V.
By:	/s/ Mayela Rincón Arredondo de Velasco
	Name:	Mayela Rincón Arredondo de Velasco
	Title:	Director

(1)	Banco Invex, S.A., Institución De Banca Multiple, Invex Grupo Financiero, Fiduciario, as Trustee of Trust No. 456

By:	/s/ Héctor Avila Flores
	Name:	Héctor Avila Flores
	Title:	Trust Delegate

(2)	Banco Invex, S.A., Institución De Banca Multiple, Invex Grupo Financiero, Fiduciario, as Trustee of Trust No. 456

By:	/s/ Ricardo Calderón Arroyo
	Name:	Ricardo Calderón Arroyo
	Title:	Trust Delegate

/s/ Miguel Rincón Arredondo
Miguel Rincón Arredondo

/s/ José A. Rincón Arredondo
José A. Rincón Arredondo

/s/ Jesús Rincón Arredondo
Jesús Rincón Arredondo

/s/ Wilfrido Rincón Arredondo
Wilfrido Rincón Arredondo

/s/ Ignacio Rincón Arredondo
Ignacio Rincón Arredondo

/s/ Martín Rincón Arredondo
Martín Rincón Arredondo

/s/ Mayela Rincón Arredondo de Velasco
Mayela Rincón Arredondo de Velasco